UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

(Mark One)
X	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2006

OR

TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

For the transition period from ________________ to ______________

Commission File Number 001-14273

CORE LABORATORIES N.V.
(Exact name of registrant as specified in its charter)

The Netherlands	Not Applicable
(State of other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

Herengracht 424
1017 BZ Amsterdam
The Netherlands	Not Applicable
(Address of principal executive offices)	(Zip Code)

(31-20) 420-3191
Registrant's telephone number, including area code

None
Former name, former address and former fiscal year, if changed since last report

    Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [ X ] No [ ]

    Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of "accelerated filer and large accelerated filer" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ X ] Accelerated filer [ ] Non-accelerated filer [ ]

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes [ ] No [ X ]

The number of common shares of the Registrant, par value EUR 0.01 per share, outstanding at April 28, 2006 was 25,349,829.

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements

CORE LABORATORIES N.V.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	March 31,	December 31,
	2006	2005
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$ 16,030	$ 13,743
Accounts receivable, net of allowance for doubtful accounts of $4,421 and
$4,526 at 2006 and 2005, respectively	108,880	99,129
Inventories, net	27,326	29,104
Prepaid expenses and other current assets	14,777	11,269
TOTAL CURRENT ASSETS	167,013	153,245

PROPERTY, PLANT AND EQUIPMENT, net	81,434	81,342
INTANGIBLES, net	6,660	6,720
GOODWILL	132,618	132,618
DEFERRED TAX ASSET	9,093	11,452
OTHER ASSETS	9,836	9,224
TOTAL ASSETS	$ 406,654	$ 394,601

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt and capital lease obligations	$ 1,660	$ 2,544
Accounts payable	30,150	32,557
Accrued payroll and related costs	19,786	17,371
Taxes other than payroll and income	5,441	5,660
Unearned revenues	7,370	3,233
Other accrued expenses	9,250	7,391
Current liabilities of discontinued operations	-	800
TOTAL CURRENT LIABILITIES	73,657	69,556

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS	91,103	86,104
DEFERRED COMPENSATION	8,282	7,585
OTHER LONG-TERM LIABILITIES	24,704	16,034
COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST	1,072	1,065

SHAREHOLDERS' EQUITY:
Preference shares, EUR 0.01 par value; 3,000,000 shares authorized, none
issued or outstanding	-	-
Common shares, EUR 0.01 par value; 100,000,000 shares authorized,
27,133,125 issued and 25,504,095 outstanding at 2006 and 26,797,354
issued and 25,774,339 outstanding at 2005	478	474
Additional paid-in capital	107,610	103,832
Deferred compensation	-	(940)
Retained earnings	157,593	141,448
Treasury shares (at cost), 1,629,030 at 2006 and 1,023,015 at 2005	(57,845)	(30,557)
TOTAL SHAREHOLDERS' EQUITY	207,836	214,257
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 406,654	$ 394,601

The accompanying notes are an integral part of these consolidated financial statements.

CORE LABORATORIES N.V.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)
	Three Months Ended March 31,
	2006	2005
	(Unaudited)
REVENUES:
Services	$ 99,135	$ 90,083
Sales	38,200	25,872
	137,335	115,955
OPERATING EXPENSES:
Cost of services	72,183	69,544
Cost of sales	27,965	20,517
General and administrative expenses	10,545	7,660
Depreciation	4,064	3,593
Amortization	60	121
Other (income) expense, net	(1,870)	492
OPERATING INCOME	24,388	14,028
Interest expense	1,324	2,036
Income before income tax expense	23,064	11,992
Income tax expense	6,919	3,269
NET INCOME	$ 16,145	$ 8,723

EARNINGS (LOSS) PER SHARE INFORMATION:
Basic earnings per share	$ 0.63	$ 0.33

Diluted earnings per share	$ 0.58	$ 0.31

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	25,794	26,092

Diluted	27,767	27,996

The accompanying notes are an integral part of these consolidated financial statements.

CORE LABORATORIES N.V.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)
	Three Months Ended March 31,
	2006	2005
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 16,145	$ 8,723
Adjustments to reconcile income to net cash provided by operating activities:
Net provision for doubtful accounts	8	786
Inventory obsolescence	1,513	1,204
Equity in (income) loss of affiliates	(15)	16
Minority interest	7	100
Stock-based compensation	1,399	985
Depreciation and amortization	4,124	3,714
Debt issuance costs amortization	29	64
(Gain) loss on sale of assets	(564)	63
Gain on insurance recovery	(492)	-
(Increase) decrease in value of life insurance policies	(282)	107
Deferred income taxes	138	822
Changes in assets and liabilities, net of effect of acquisitions:
Accounts receivable	(11,013)	(3,443)
Inventories	(1,283)	(1,119)
Prepaid expenses and other current assets	(1,453)	(1,452)
Other assets	75	(1,635)
Accounts payable	(1,857)	365
Accrued expenses	8,976	792
Other long-term liabilities	9,366	1,576
Net cash provided by operating activities	24,821	11,668
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(4,285)	(3,236)
Patents and other intangibles	-	(46)
Proceeds from sale of assets	2,010	112
Premiums on life insurance	(409)	(143)
Net cash used in investing activities	(2,684)	(3,313)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt	(5,869)	(993)
Proceeds from debt borrowings	10,000	2,000
Capital lease obligations	(15)	(79)
Stock options exercised	3,077	2,820
Excess tax benefit on restricted stock and stock options	246	-
Debt issuance costs	-	(313)
Repurchase of common shares	(27,289)	(10,006)
Net cash used in financing activities	(19,850)	(6,571)
NET CHANGE IN CASH AND CASH EQUIVALENTS	2,287	1,784
CASH AND CASH EQUIVALENTS, beginning of period	13,743	16,030
CASH AND CASH EQUIVALENTS, end of period	$ 16,030	$ 17,814

Non-cash investing and financing activities:
Capital lease additions	$ -	$ 15
Common stock issued pursuant to share-based compensation arrangements	$ -	$ 3,227

The accompanying notes are an integral part of these consolidated financial statements.

CORE LABORATORIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1. BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements include the accounts of Core Laboratories N.V. and its subsidiaries and have been prepared in accordance with generally accepted accounting principles ("GAAP") in the United States of America ("U.S.") for interim financial information using the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, these financial statements do not include all of the information and footnote disclosures required by GAAP for complete financial statements.

Core Laboratories N.V. uses the equity method of accounting for all investments in which it has less than a majority interest and over which it does not exercise control. Minority interest has been recorded to reflect outside ownership attributable to consolidated subsidiaries that are less than 100% owned. In the opinion of management, all adjustments considered necessary for a fair presentation have been included in these financial statements. Furthermore, the operating results presented for the three months ended March 31, 2006 may not necessarily be indicative of the results that may be expected for the year ending December 31, 2006.

Core Laboratories N.V.'s balance sheet information for the year ended December 31, 2005 was derived from the 2005 audited consolidated financial statements but does not include all disclosures in accordance with GAAP. Certain reclassifications have been made to year 2005 amounts in order to present these results on a comparable basis with amounts for year 2006.

References to "Core Lab," the "Company," "we," "our," and similar phrases are used throughout this Quarterly Report on Form 10-Q and relate collectively to Core Laboratories N.V. and its consolidated affiliates.

These financial statements should be read in conjunction with the financial statements and the summary of significant accounting policies and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2005.

2. INVENTORIES

Inventories consist of the following (in thousands):

	March 31,	December 31,
	2006	2005
	(Unaudited)
Finished goods	$ 22,600	$ 22,896
Parts and materials	2,698	7,381
Work in progress	5,730	1,183
Total inventories	31,028	31,460
Less - valuation reserves	3,702	2,356
Inventories, net	$ 27,326	$ 29,104

We include freight costs incurred for shipping inventory to customers in the Cost of Sales line of the Consolidated Statement of Operations.

3. GOODWILL AND INTANGIBLES

We account for intangible assets with indefinite lives, including goodwill, in accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," which requires us to evaluate these assets for impairment annually, or more frequently if an indication of impairment has occurred. Based upon our most recent evaluation, management determined that goodwill was not impaired. We amortize intangible assets with a defined term on a straight-line basis over their respective useful lives. There were no significant changes related to our intangible assets for the three months ended March 31, 2006. The composition of goodwill by business segment at March 31, 2006 is consistent with the amounts disclosed in our Annual Report on Form 10-K as of December 31, 2005.

4. DEBT AND CAPITAL LEASE OBLIGATIONS

Debt is summarized in the following table (in thousands):

	March 31,	December 31,
	2006	2005
	(Unaudited)
Credit Facility	$ 91,000	$ 86,000
Capital lease obligations	20	36
Other indebtedness	1,743	2,612
Total debt and capital leases obligations	92,763	88,648
Less - short-term debt included in other indebtedness	1,543	2,412
Less - current maturities of long-term debt and capital lease obligations	117	132
Long-term debt and capital lease obligations, net	$ 91,103	$ 86,104

We maintain a revolving credit facility ("Credit Facility") allowing for an aggregate borrowing capacity of $125.0 million. The maturity date of the Credit Facility is December 20, 2010. As amended, this agreement provides an option to increase the commitment under the Credit Facility to $175.0 million, if certain conditions are met. Available capacity under the Credit Facility was $27.3 million as of March 31, 2006. Our available borrowing capacity was reduced by outstanding letters of credit and performance guarantees and bonds totaling $6.7 million at March 31, 2006 related to certain projects in progress. The Credit Facility requires interest payments to be made based on the interest period selected. At March 31, 2006, the weighted average interest rate of amounts outstanding under the Credit Facility was 5.51%, and the weighted average interest rate for the three months ended March 31, 2006 under this facility was 5.56%.

5. PENSIONS AND OTHER POSTRETIREMENT BENEFITS

We provide a noncontributory defined benefit pension plan covering substantially all of our Dutch employees based on years of service and final pay or career average pay, depending on when the employee began participating. Employees are immediately vested in the benefits earned. We fund the future obligations of this plan by purchasing investment contracts from a large-national insurance company. We make annual premium payments, based upon each employee's age and current salary, to the insurance company.

The following table summarizes the components of net periodic pension cost under this plan for the three months ended March 31, 2006 and 2005 (in thousands):

	Three Months Ended March 31,
	2006	2005
	(Unaudited)
Service cost	$ 288	$ 181
Interest cost	215	212
Expected return on plan assets	(209)	(240)
Unrecognized pension asset	(20)	(25)
Unrecognized pension loss	53	-
Net periodic pension cost	$ 327	$ 128

During the three months ended March 31, 2006, we contributed approximately $1.2 million, as determined by the insurance company, to fund the estimated 2006 premiums on investment contracts held by the plan.

6. COMMITMENTS AND CONTINGENCIES

Executive Employment Agreements

In 1998, the Company entered into employment agreements with four of its senior executive officers which provided for severance benefits.  The present value of the long-term liability for the benefits due upon severing these employees from the Company is approximately $2.1 million at March 31, 2006.

Legal Proceedings

From time to time, we may be subject to legal proceedings and claims that arise in the ordinary course of business. Core Laboratories believes that the resolution of all litigation currently pending or threatened against it or any of its subsidiaries should not have a material adverse effect on its consolidated financial condition, results of operations or liquidity; however, because of the inherent uncertainty of litigation, Core Laboratories cannot provide assurance that the resolution of any particular claim or proceeding to which it or any of its subsidiaries is a party will not have a material adverse effect on its consolidated results of operations or liquidity for the period in which that resolution occurs.

7. SHAREHOLDERS' EQUITY

During the three months ended March 31, 2006, we repurchased 606,015 of our common shares for $27.3 million, at an average price of $45.03 per share. Of those 606,015 shares, 42,015 shares were valued at $1.8 million, or $42.98 per share were acquired pursuant to the terms of a stock-based compensation plan, in settlement by the participants of personal tax burdens that may result from the issuance of common shares under this arrangement.

For the three months ended March 31, 2006, we issued 210,771 of our common shares, associated with stock option exercises for which we received proceeds of approximately $3.1 million.

At March 31, 2006, we had the authority to repurchase 988,405 additional shares under our stock repurchase program.

8. EARNINGS PER SHARE

We compute basic earnings per common share by dividing net income available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings per common and potential common shares include additional shares in the weighted average share calculations associated with the incremental effect of dilutive employee stock options, restricted stock awards and contingently issuable shares, as determined using the treasury stock method. The following table summarizes the calculation of weighted average common shares outstanding used in the computation of diluted earnings per share (in thousands):

	Three Months Ended March 31,
	2006	2005
	(Unaudited)

Weighted average basic common shares outstanding	25,794	26,092
Effect of dilutive securities:
Stock options (1)	1,675	1,501
Contingent shares	156	274
Restricted stock and other	142	129
Weighted average diluted common and potential common shares outstanding	27,767	27,996

(1) The effect of anti-dilutive shares associated with these securities has been excluded from the diluted weighted average share calculations at March 31, 2006 and 2005. If these shares had been included, the impact would have been a decrease in weighted average shares outstanding of 1 share for the three months ended March 31, 2006, and 14 shares for the three months ended March 31, 2005.

9. STOCK-BASED COMPENSATION

We have granted stock options and restricted stock awards under two stock option plans: the 1995 Long-Term Incentive Plan (the "Plan") and the 1995 Non-employee Director Stock Option Plan (the "Non-employee Director Plan"). Restricted shares issued under the Plan include the Executive Restricted Share Matching Program ("ESMP"), the Performance Share Award Program ("PSAP") and the Restricted Share Award Program ("RSAP").

Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standard No. 123R, "Share-Based Payment" ("SFAS 123R") using the modified prospective transition method. Under that transition method, compensation expense that we recognized for the three months ended March 31, 2006 included: (a) compensation expense for all stock-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123, "Accounting for Stock-Based Compensation," and (b) compensation expense for all stock-based payments granted on or after January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS 123R. Results from prior periods have not been restated. This statement requires compensation costs related to share-based payments, including stock options, to be recognized in the Consolidated Statement of Operations based on their fair values. The expense is recognized over the requisite service period of the award. The Company previously recognized expense for stock-based compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations ("APB 25"). Accordingly, compensation expense was recognized for the excess, if any, of the stock price on the grant date over the option exercise price. No compensation expense was recorded under APB 25 for awards granted under the Company's employee stock option plan as all options issued had exercise prices at least equal to the fair value of the stock on the grant date. The pro forma effects upon net income and earnings per share for stock options are disclosed below per SFAS Statement No. 123, "Accounting for Stock-Based Compensation."

As a result of adopting SFAS 123R, the Company included approximately $1.4 million of stock-based compensation expense in the Consolidated Statements of Operations for the three month period ended March 31, 2006. The effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS 123R to stock-based employee compensation in the prior year comparable period is as follows (in thousands):

Three Months Ended
March 31, 2005
(Unaudited)
Net income as reported:	$ 8,723
Add: stock-based compensation expense included in reported income, net of tax	717
Less: stock-based compensation expense determined under fair value method, net of tax	(980)
Pro forma income	$ 8,460
Basic earnings per share:
As reported	$ 0.33
Pro forma	$ 0.32
Diluted earnings per share:
As reported	$ 0.31
Pro forma	$ 0.30

Prior to the adoption of SFAS 123R, we presented deferred compensation as a separate component of shareholders' equity. In accordance with provisions of SFAS 123R, on January 1, 2006 we reclassified the balance in deferred compensation to Additional Paid-In Capital on our Consolidated Balance Sheet.

Prior to the adoption of SFAS 123R, we presented all tax benefits for deductions resulting from the exercise of stock options as operating cash flows in our Consolidated Statement of Cash Flows. SFAS 123R requires the cash flows resulting from the tax benefits for tax deductions in excess of the compensation expense recorded for those options to be classified as financing cash flows.

For the three months ended March 31, 2006, stock-based compensation expense recognized in the income statement is as follows (in thousands):

Three Months Ended
March 31, 2006

Cost of sales and services	$ 692
General and administrative	707
Total stock-based compensation expense	$ 1,399

Stock Options

The Plan, as amended, provided for a maximum of 5,400,000 common shares to be granted to eligible employees. Awards under this plan are provided to encourage stock ownership by corporate and divisional management, as we believe that widespread common share ownership by key employees is an important means of encouraging superior performance and retaining employees. Stock options that have been granted under this plan have historically been granted at market value on the date of grant, are exercisable for a period of 10 years and vest in equal installments over four years. Common share options were, and restricted stock award grants are, considered annually based on competitive multiples of base salary. Senior executives typically have a higher multiple and, as such, have a greater portion of their total compensation linked to our long-term success. In determining the appropriate grant multiples, we target the market median among publicly held oilfield service companies of similar size. At March 31, 2006, approximately 150,000 shares were available for future issuance under the Plan.

The Non-employee Director Stock Option Plan provides common shares for grant to our eligible Supervisory Directors. The maximum number of shares initially available for award under this plan was limited to 100,000 common shares. The Non-employee Director Stock Option Plan was amended and restated effective May 1997 and May 2000 to authorize an additional 600,000 common shares for grant. Under this plan, each non-employee director is generally granted an option to acquire 1,000 common shares on the date such individual first becomes an eligible director. In addition, an option to acquire 10,000 common shares will be granted to each non-employee Supervisory Director (20,000 common shares if such non-employee Supervisory Director is the Chairman) each year generally on the first date in the calendar year set by the Supervisory Board for the issuance of stock options to more than 10 employees under our Plan, as amended. Only non-employee Supervisory Directors are eligible for these options grants, under which options are exercisable for a period of up to 10 years and vest on the first anniversary of the date of grant. Options under this plan are granted at market value on the date of grant.

As of March 31, 2006, approximately 168,000 shares were available for issuance under the Non-employee Director Stock Option Plan.

In December 2005, the Company accelerated the vesting of all outstanding unvested options. Prior to the modification, there were 322,072 stock options that were unvested, which represented less than 12% of the total stock options that were outstanding. The options were vested in anticipation of the adoption of SFAS No. 123R as the Option Subcommittee determined that the administrative costs of applying the provisions of SFAS No. 123R to the few remaining unvested options far exceeded the benefit of allowing these options to vest as originally scheduled under the plans. As a result of the modification, we determined that the increase in the intrinsic value of the unvested options over the original grant price was approximately $7.9 million. Due to the accelerated vesting, the Company recorded $0.1 million in non-cash compensation charge which is related to the excess of the intrinsic value over the fair market value of the Company's stock on the acceleration date of those options that would have been forfeited or expired unexercised had the vesting not been accelerated.  In determining the forfeiture rates of the stock options, the Company reviewed the unvested options' original life, time remaining to vest and whether these options were held by officers and directors of the Company.  The compensation charge is adjusted in future period financial results as actual forfeitures are realized.  For the three months ended March 31, 2006, there were no material changes in actual forfeitures from estimates.

The following table presents the change in outstanding stock options issued under the 1995 Long-term Incentive Plan and the 1995 Non-employee Director Stock Option Plan for the three months ended March 31, 2006.

	Options Outstanding	Range of Exercise Prices	Weighted Average Exercise Price	Aggregate Intrinsic Value
Balance as of December 31, 2005	2,733,159	$ 0.01 - 61.19	$ 13.48	$ 34.09
Options granted	-	-	-	-
Options exercised	(210,771)	8.38 - 25.56	14.65	32.90
Options canceled	-	-	-	-
Balance as of March 31, 2006	2,522,388	$ 0.01 - 61.19	$ 13.38	$ 34.19

Exercisable	2,522,388	$ 0.01 - 61.19	$ 13.38	$ 34.19

The aggregate intrinsic value in the table represents the total pretax intrinsic value (the difference between our closing stock price on the last trading day of the quarter and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders had all option holders exercised their options on March 31, 2006.

For the three months ended March 31, 2006, cash received from the exercise of stock options was $3.1 million.

The following table summarizes stock options outstanding and exercisable as of March 31, 2006 by exercise price range:

	Options Outstanding/ Exercisable	Weighted Average Remaining Life	Weighted Average Exercise Price
Range of Exercise Prices:
$0.01	41,465	3.3	$ 0.01
$7.09 to $12.13	1,186,484	5.5	9.39
$13.06 to $17.57	680,538	4.5	15.01
$18.38 to $23.00	544,124	4.1	19.55
$25.00 to $26.00	69,500	9.0	25.04
$61.19	277	1.9	61.19
	2,522,388	5.0	$ 13.38

Executive Restricted Share Matching Program

The ESMP was implemented in June 2002 to encourage personal investment in our common stock by our executive officers. Under the program, we matched on a one-for-one basis each share that an executive purchased on the open market or held in his deferred compensation, 401(k) or other retirement account as of June 1, 2002, up to a maximum of 50,000 shares per participant.

Pursuant to the ESMP, on June 1, 2005, we issued an additional 76,200 restricted shares (the "Restricted Gross-Up Shares") in the aggregate to the participants to reimburse them for tax liabilities resulting from the vesting of the original grant in June 2005 of 132,853 restricted shares under the ESMP and their eventual vesting in the Restricted Gross-Up Shares. In order to vest in the Restricted Gross-Up Shares, a participant generally must remain in our employment until June 1, 2007, and maintain continuous ownership until such date of (a) the equivalent number of shares the participant initially purchased in order to receive the original restricted matching share award plus (b) a number of the shares received in the restricted matching share award (which number of shares is generally equal to all of the shares included in the restricted matching share award less a percentage of such shares surrendered by the participant to pay applicable taxes upon their vesting). A participant may become vested in some or all of the Restricted Gross-Up Shares prior to June 1, 2007, in the event of a change in control or the termination of the participant's employment by reason of death, disability, an involuntary termination without cause, or after attainting the age of 60 and completing 10 years of employment with us.

Upon adoption of SFAS 123R, the Restricted Gross-Up Shares were classified as an equity award as a result of the service condition. Historically, the Company had accounted for the Restricted Gross Up Shares under APB 25 as a variable award and remeasured it at each balance sheet date.  Effective January 1, 2006, the fair value of the Restricted Gross Up Shares is fixed at the original grant-date fair value with compensation recorded over the vesting period based on the estimated number of awards that management ultimately believes will vest. During the three months ended March 31, 2006, the Company recorded approximately $0.2 million of compensation expense for the Restricted Gross-Up Shares. As of March 31, 2006, approximately 58% of the Restricted Gross-Up Shares remain unvested, assuming that all the awards will ultimately vest, resulting in approximately $1.1 million of compensation expense to be recognized through the ultimate vesting date of June 1, 2007.

Performance Share Award Program

Under the PSAP, certain executives were awarded rights to receive a pre-determined number of common shares if certain performance targets are met, as defined in the applicable agreements for the respective three-year performance period. Rights relating to an aggregate of 125,000 shares ("Tranche 2"), 120,000 shares ("Tranche 3") and 120,000 shares ("Tranche 4") were issued with respect to the performance periods ending on December 31, 2005, 2006 and 2007, respectively. Unless there is a change in control as defined in the PSAP, none of these awards will vest if the specified performance targets are not met as of the last day of the respective performance periods.

To meet the performance targets under Tranche 2, our common shares must perform as well as or better than the 50th percentile of the return earned by the common stock of the companies comprising the Philadelphia Oil Services Sector Index ("OSX") for the applicable performance period. If our common shares perform as well as or better than the 50th percentile but below the 75th percentile of the companies comprising the OSX, then the number of rights eligible to vest would be interpolated between 20% and 100% of the shares granted. If our common shares perform as well as or better than the 75th percentile of the companies comprising the OSX, then 100% of the rights would be eligible to vest.

The performance targets for Tranche 3 are similar to those for Tranche 2 for rights relating to 60,000 shares. Rights related to the other 60,000 shares granted under Tranche 3 will be eligible to vest if our calculated return on equity ("ROE), as defined in the PSAP, equals or exceeds a pre-determined target return on equity of 18%. Pursuant to the agreement, return on equity is calculated by dividing earnings before interest and income tax for the performance period by ending shareholders' equity for the performance period. Unless there is a change in control, none of these 60,000 shares will be issued if our return on equity does not equal or exceed 12% for the three-year performance period ending December 31, 2006. If our return on equity for the performance period equals 12%, then 20% of the shares will be issued, and if our return on equity equals or exceeds 18%, then 100% of the shares will be issued. If our return on equity for the performance period is greater than 12% but less than 18%, then the number of shares to be issued would be interpolated based on the terms of the agreement. If a change in control occurs prior to the last day of the performance period and while the executive officer is employed by us, then all of the executive officer's performance shares will vest as of the date of the change in control.

The performance target for Tranche 4, for which the performance period began on January 1, 2005 and ends on December 31, 2007, is based on a calculated ROE similar to the terms for Tranche 3 discussed above, except that the pre-determined target ROE is 24%. Unless there is a change in control, none of these 120,000 shares will be issued if the ROE for Core Laboratories is less than 20% for the three-year performance period. If our ROE for the performance period equals 20%, then 50% of the shares will be issued, and if our ROE for the performance period equals or exceeds 24%, then 100% of the shares will be issued. If our ROE for the performance period is greater than 20% but less than 24%, then the number of shares to be issued would be interpolated based on the terms of the agreement.

Upon adoption of FAS 123R, all of the PSAP shares were classified as equity awards.  The performance targets for Tranche 2 and half of Tranche 3 associated with the OSX are considered to be a market condition, while the performance targets for the other half of Tranche 3 and all of Tranche 4 are considered to be a performance condition.  Historically, the Company had accounted for these instruments under APB 25 as variable awards and remeasured them at each balance sheet date.  Effective January 1, 2006, the fair value of the awards are fixed at the original grant-date fair value with compensation recorded over the vesting period based on the estimated number of awards that management ultimately believes will vest.

In January 2006, the Options Subcommittee of our Board of Supervisory Directors determined that the performance target criteria had been met relating to an aggregate of 125,000 shares under Tranche 2 and we issued these 125,000 common shares on January 17, 2006. The intrinsic value of the award was approximately $5.4 million, which had been recorded as stock-based compensation through December 31, 2005. Simultaneously, we repurchased 42,015 of these common shares from the participants at the closing market price on that day to settle personal tax liabilities which may result from the issuance of these shares, as permitted by the agreement. We recorded these repurchased shares as treasury stock with an aggregate cost of $1.8 million, at $42.98 per share. Accordingly, at March 31, 2006, there remains outstanding rights with respect to 120,000 shares under Tranche 3 and rights with respect to 118,000 shares under Tranche 4 which may vest at December 31, 2006 and 2007, respectively. The total compensation related to the nonvested portion of Tranche 3 and Tranche 4 is approximately $0.7 million and $1.6 million, respectively.  The weighted average period over which this compensation will be recognized is 17.4 months. We included $0.2 million of compensation expense for each of Tranche 3 and Tranche 4 in our results of operations based on our March 31, 2006 stock price for the period ended March 31, 2006.

For diluted weighted average shares outstanding at March 31, 2006, we calculated 155,808 contingently issuable PSAP shares using the treasury stock method, based on our common stock's performance relative to the OSX and our ROE. See Note 8, Earnings Per Share.

Restricted Share Award Program

The Options Subcommittee of our Board of Supervisory Directors has previously approved the Restricted Share Award Program (the "RSAP") to continue to attract and retain the best employees, and to better align employee interests with those of our shareholders. Under this arrangement, in 2005, we granted to key employees an aggregate of 142,600 restricted shares of our common stock under the RSAP at a grant date fair value of $26.80, of which 139,400 were outstanding at March 31, 2006. This arrangement is a fixed award which will require us to recognize compensation expense totaling $3.8 million over a seven-year vesting period that began on January 1, 2005. This award also contains two performance accelerators either of which, if satisfied, or if certain other events occur as specified in the related agreements, may require earlier recognition of this expense. The first performance accelerator requires that our average closing stock price attain a level equal to or above $28 per share over a period of 20 consecutive trading days ending within the period beginning on the 21st trading day after April 1, 2006 and ending on April 1, 2008. The second performance accelerator requires the average closing stock price to attain a level equal to or above $32 per share over a period of 20 consecutive trading days ending within the period beginning on the first trading day after April 1, 2008 and ending April 1, 2010. Upon adoption of FAS 123R, the RSAP was classified as an equity award. The RSAP was originally recorded at the grant-date fair value and has been amortized over the expected life of the award.  Based on management's estimate that the first performance accelerator will be met in May 2006, the Company has continued to amortize this award as if the vesting restrictions will lapse in May 2006.  In the quarter ended March 31, 2006, approximately $0.7 million of compensation expense was recorded leaving approximately $0.2 million left to be recorded as compensation expense in April 2006.  Due to the short remaining estimated life of the award, no estimate of forfeitures has been assumed.

Nonvested restricted stock awards as of March 31, 2006 and changes during the three months ended March 31, 2006 were as follows:

	Number of Shares	Weighted Average Grant Date Fair Value
Nonvested at December 31, 2005	502,400	$ 21.08
Granted	-	-
Vested	125,000	11.53
Forfeited	-	-
Nonvested at March 31, 2006	377,400	$ 24.24

We have not issued shares upon the exercise of options or lapsing of vesting restrictions on restricted stock out of treasury stock.

10. OTHER (INCOME) EXPENSE

The components of other (income) expense, net, were as follows (in thousands):

	Three Months Ended March 31,
	2006	2005
	(Unaudited)
Minority interest	$ 7	$ 100
(Gain) loss on sale of assets	(564)	63
Equity in (income) loss of affiliates	(15)	16
Foreign exchange (gain) loss	(360)	580
Interest income	(52)	(47)
Gain on insurance recovery	(492)	-
Other income	(394)	(220)
Total other (income) expense, net	$ (1,870)	$ 492

During the first quarter of 2005, a building at our manufacturing plant in Godley, Texas, was damaged by fire, resulting in the loss of the building, some inventory, as well as other business equipment and supplies. In June 2005, we filed claims with our insurance carrier for reimbursement of these costs and for business interruption costs associated with this fire. The final settlement was reached in the first quarter of 2006, which resulted in a gain of $0.5 million in excess of the $0.3 million gain recorded in 2005.

Foreign exchange (gains) losses by currency are summarized in the following table (in thousands):

	Three Months Ended March 31,
	2006	2005
	(Unaudited)
British Pound	$ 8	$ 36
Canadian Dollar	54	(2)
Euro	(67)	(15)
Russian Ruble	(181)	12
Venezuelan Bolivar	3	342
Other currencies	(177)	207
Total (gain) loss	$ (360)	$ 580

11. SEGMENT REPORTING

Our business units have been aggregated into three complementary segments, which provide products and services for improving reservoir performance and increasing oil and gas recovery from new and existing fields.

*

Reservoir Description: Encompasses the characterization of petroleum reservoir rock, fluid and gas samples. We provide analytical and field services to characterize properties of crude oil and petroleum products to the oil and gas industry.

*

Production Enhancement: Includes products and services relating to reservoir well completions, perforations, stimulations and production. We provide integrated services to evaluate the effectiveness of well completions and to develop solutions aimed at increasing the effectiveness of enhanced oil recovery projects.

*

Reservoir Management: Combines and integrates information from reservoir description and production enhancement services to increase production and improve recovery of oil and gas from our clients' reservoirs.

Segment Analysis

We manage each of our business segments separately to reflect the different services and technologies provided and required by each segment. We use the same accounting policies to account for our business segments as those used to prepare our Consolidated Balance Sheets and Consolidated Statements of Operations. We evaluate the performance of our business segments on the basis of operating income.

Summarized financial information related to our business segments is shown in the following tables (in thousands):

(Unaudited)	Reservoir Description	Production Enhancement	Reservoir Management	Corporate & Other [1]	Consolidated
Three Months Ended March 31, 2006
Revenues from unaffiliated customers	$ 71,204	$ 56,080	$ 10,051	$ -	$ 137,335
Inter-segment revenues	29	156	9	(194)	-
Segment operating income (loss)	9,191	12,920	2,940	(663)	24,388
Total assets	204,366	155,741	15,936	30,611	406,654
Capital expenditures	2,916	1,136	140	93	4,285
Depreciation and amortization	2,250	1,216	109	549	4,124

Three Months Ended March 31, 2005
Revenues from unaffiliated customers	67,432	42,407	6,116	-	115,955
Inter-segment revenues	139	82	43	(264)	-
Segment operating income	6,451	6,506	907	164	14,028
Total assets	207,821	149,827	11,543	25,957	395,148
Capital expenditures	1,548	1,109	200	379	3,236
Depreciation and amortization	2,159	893	121	541	3,714

(1) "Corporate & Other" represents those items that are not directly related to a particular segment and eliminations.

12. RECENT ACCOUNTING PRONOUNCEMENTS

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections, a Replacement of APB Opinion No. 20 and FASB Statement No. 3." This statement requires retrospective application of changes in accounting principle to prior periods' financial statements, rather than the use of the cumulative effect of a change in accounting principle, unless impracticable. If impracticable to determine the impact on prior periods, then the new accounting principle should be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable, with a corresponding adjustment to equity, unless impracticable for all periods presented, in which case prospective treatment should be applied. This statement applies to all voluntary changes in accounting principle, as well as those required by the issuance of new accounting pronouncements if no specific transition guidance is provided. This statement does not change the previously-issued guidance for reporting a change in accounting estimate or correction of an error. SFAS No. 154 becomes effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of this statement did not have a material impact on our financial position and results of operations.

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs." This pronouncement amends previous guidance to clarify the accounting for abnormal amounts of idle facility expense, freight, shipping and handling costs and spoilage, and generally requires that those items be recognized as current period charges. In addition, this pronouncement requires that fixed production overhead allocations to conversion costs be based on the normal capacity of the production facilities. This statement becomes effective for inventory costs incurred during fiscal years beginning after June 15, 2005, and will be applied prospectively. The adoption of this pronouncement did not have a material impact on our financial position and results of operations.

13. SUBSEQUENT EVENT

On April 20, 2006, the Company announced that the Board of Supervisory Directors approved a two-for-one stock split, which is subject to shareholder approval. Each shareholder of record at the close of business on June 30, 2006 will receive one additional share for every outstanding share held on the record date with a payment date on or about July 7, 2006. The total number of authorized common shares will be increased by the amount of shares that were previously authorized. Additionally, our income retained for use in the business will not be affected. The stock split will require retroactive restatement of all historical per share data in the quarter ending June 30, 2006. All references to the number of shares outstanding in these Consolidated Financial Statements are presented on a pre-split basis.

The Company's historical earnings per share on a pro forma basis, assuming the stock split had occurred as of January 1, 2005, would be as follows:

	Three Months Ended March 31,
	2006	2005
	(Unaudited)

Basic earnings per share	$ 0.31	$ 0.17

Diluted earnings per share	$ 0.29	$ 0.16

14. CONDENSED CONSOLIDATING FINANCIAL INFORMATION

Core Laboratories L.P., a wholly-owned subsidiary of Core Laboratories N.V., is offering $250 million of convertible debt securities which will be fully and unconditionally guaranteed by Core Laboratories N.V.

The following condensed consolidating financial information is included so that separate financial statements of Core Laboratories L.P. are not required to be filed with the U.S. Securities and Exchange Commission. The condensed consolidating financial statements present investments in both consolidated and unconsolidated affiliates using the equity method of accounting.

The following condensed consolidating financial information presents: condensed consolidating balance sheets as of March 31, 2006 and December 31, 2005, statements of income and the consolidating statements of cash flows for three month periods ended March 31, 2006 and 2005 of (a) Core Laboratories N.V., parent/guarantor, (b) Core Laboratories L.P., issuer of public debt securities guaranteed by Core Laboratories N.V. and (c) the non-guarantor subsidiaries, (d) consolidating adjustments necessary to consolidate Core Laboratories N.V. and its subsidiaries and (e) Core Laboratories N.V. on a consolidated basis.

Condensed Consolidating Balance Sheets

	March 31, 2006
	Core		Other
(In thousands)	Laboratories N.V.	Core	Subsidiaries
	(Parent/	Laboratories L.P.	(Non-	Consolidating	Consolidated
	Guarantor)	(Issuer)	Guarantors)	Adjustments	Total
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 488	$ 1,935	$ 13,607	$ -	$ 16,030
Accounts receivable, net	491	19,143	89,246	-	108,880
Inventories, net	-	2,189	25,137	-	27,326
Prepaid expenses and other current assets	82	1,799	12,896	-	14,777
TOTAL CURRENT ASSETS	1,061	25,066	140,886	-	167,013

PROPERTY, PLANT AND EQUIPMENT, net	186	21,713	59,535	-	81,434
GOODWILL AND INTANGIBLES, net	46,986	2,073	90,219	-	139,278
INTERCOMPANY RECEIVABLES	8,007	85,957	399,321	(493,285)	-
INVESTMENT IN AFFILIATES	310,090	-	540,269	(849,202)	1,157
DEFERRED TAX ASSET	18,228	728	2,913	(12,776)	9,093
OTHER ASSETS	3,346	2,595	2,738	-	8,679
TOTAL ASSETS	$ 387,904	$ 138,132	$ 1,235,881	$ (1,355,263)	$ 406,654

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt and capital lease obligations	$ 1,543	$ 100	$ 17	$ -	$ 1,660
Accounts payable	728	4,093	25,329	-	30,150
Other accrued expenses	1,569	11,123	29,155	-	41,847
TOTAL CURRENT LIABILITIES	3,840	15,316	54,501	-	73,657

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS	12,000	79,100	3	-	91,103
DEFERRED COMPENSATION	5,130	2,983	169	-	8,282
DEFERRED TAX LIABILITY	-	855	11,921	(12,776)	-
OTHER LONG-TERM LIABILITIES	10,525	9,724	4,455	-	24,704
INTERCOMPANY PAYABLES	148,573	24,932	319,780	(493,285)	-

MINORITY INTEREST	-	-	1,072	-	1,072

TOTAL SHAREHOLDERS' EQUITY	207,836	5,222	843,980	(849,202)	207,836
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 387,904	$ 138,132	$ 1,235,881	$ (1,355,263)	$ 406,654

Condensed Consolidating Balance Sheets

	December 31, 2005
	Core		Other
(In thousands)	Laboratories N.V.	Core	Subsidiaries
	(Parent/	Laboratories L.P.	(Non-	Consolidating	Consolidated
	Guarantor)	(Issuer)	Guarantors)	Adjustments	Total
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 1,352	$ (243)	$ 12,634	$ -	$ 13,743
Accounts receivable, net	707	17,148	81,274	-	99,129
Inventories, net	-	1,336	27,768	-	29,104
Prepaid expenses and other current assets	427	1,682	9,160	-	11,269
TOTAL CURRENT ASSETS	2,486	19,923	130,836	-	153,245

PROPERTY, PLANT AND EQUIPMENT, net	219	21,766	59,357	-	81,342
GOODWILL AND INTANGIBLES, net	46,986	2,117	90,235	-	139,338
INTERCOMPANY RECEIVABLES	10,752	68,955	323,781	(403,488)	-
INVESTMENT IN AFFILIATES	289,653	-	526,586	(815,098)	1,141
DEFERRED TAX ASSET	18,228	5,645	664	(13,085)	11,452
OTHER ASSETS	3,026	2,421	2,636	-	8,083
TOTAL ASSETS	$ 371,350	$ 120,827	$ 1,134,095	$ (1,231,671)	$ 394,601

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt and capital lease obligations	$ 2,412	$ 100	$ 32	$ -	$ 2,544
Accounts payable	743	5,841	25,973	-	32,557
Other accrued expenses	2,928	10,942	19,785	-	33,655
Current liabilities of discontinued operations	-	-	800	-	800
TOTAL CURRENT LIABILITIES	6,083	16,883	46,590	-	69,556

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS	17,000	69,100	4	-	86,104
DEFERRED COMPENSATION	4,844	2,598	143	-	7,585
DEFERRED TAX LIABILITY	-	-	13,085	(13,085)	-
OTHER LONG-TERM LIABILITIES	8,475	4,742	2,817	-	16,034
INTERCOMPANY PAYABLES	120,691	27,887	254,910	(403,488)	-
					-
MINORITY INTEREST	-	-	1,065	-	1,065

TOTAL SHAREHOLDERS' EQUITY	214,257	(383)	815,481	(815,098)	214,257
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 371,350	$ 120,827	$ 1,134,095	$ (1,231,671)	$ 394,601

Condensed Consolidating Statements of Operations

	Three Months Ended March 31, 2006
	Core		Other
(In thousands)	Laboratories N.V.	Core	Subsidiaries
	(Parent/	Laboratories L.P.	(Non-	Consolidating	Consolidated
	Guarantor)	(Issuer)	Guarantors)	Adjustments	Total
REVENUES
Operating revenues	$ -	$ 24,006	$ 113,329	$ -	$ 137,335
Intercompany revenues	-	2,941	23,747	(26,688)	-
Earnings from consolidated affiliates	20,192	-	13,912	(34,104)	-
Total revenues	20,192	26,947	150,988	(60,792)	137,335

OPERATING EXPENSES
Operating costs	-	15,082	94,171	(9,105)	100,148
General and administrative expenses	3,425	7,118	2	-	10,545
Depreciation and amortization	33	1,265	2,826	-	4,124
Other expense (income), net	(196)	745	15,155	(17,574)	(1,870)

OPERATING INCOME	16,930	2,737	38,834	(34,113)	24,388
Interest expense	114	1,210	9	(9)	1,324

Income before income tax expense	16,816	1,527	38,825	(34,104)	23,064
Income tax expense (benefit)	671	(4,078)	10,326	-	6,919
NET INCOME	$ 16,145	$ 5,605	$ 28,499	$ (34,104)	$ 16,145

Condensed Consolidating Statements of Operations

	Three Months Ended March, 2005
	Core		Other
(In thousands)	Laboratories N.V.	Core	Subsidiaries
	(Parent/	Laboratories L.P.	(Non-	Consolidating	Consolidated
	Guarantor)	(Issuer)	Guarantors)	Adjustments	Total
REVENUES
Operating revenues	$ -	$ 20,317	$ 95,638	$ -	$ 115,955
Intercompany revenues	-	1,944	21,530	(23,474)	-
Earnings from consolidated affiliates	7,288	-	7,662	(14,950)	-
Total revenues	7,288	22,261	124,830	(38,424)	115,955

OPERATING EXPENSES
Operating costs	-	14,031	83,897	(7,867)	90,061
General and administrative expenses	2	7,657	1	-	7,660
Depreciation and amortization	35	1,213	2,466	-	3,714
Other expense (income), net	(1,421)	1,043	16,465	(15,595)	492

OPERATING INCOME (LOSS)	8,672	(1,683)	22,001	(14,962)	14,028
Interest expense	243	1,771	33	(11)	2,036

Income before income tax expense	8,429	(3,454)	21,968	(14,951)	11,992
Income tax expense (benefit)	(294)	(927)	4,490	-	3,269
NET INCOME	$ 8,723	$ (2,527)	$ 17,478	$ (14,951)	$ 8,723

Condensed Consolidating Statements of Cash Flows

	Three Months Ended March 31, 2006
	Core		Other
(In thousands)	Laboratories N.V.	Core	Subsidiaries
	(Parent/	Laboratories L.P.	(Non-	Consolidating	Consolidated
	Guarantor)	(Issuer)	Guarantors)	Adjustments	Total

Net cash provided by (used in) operating activities:	$ 28,971	$ (6,525)	$ 2,375	$ -	$ 24,821

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	-	(1,176)	(3,109)	-	(4,285)
Proceeds from sale of assets	-	288	1,722	-	2,010
Premiums on life insurance	-	(409)	-	-	(409)
Net cash used in investing activities:	-	(1,297)	(1,387)	-	(2,684)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt	(5,869)	-	-	-	(5,869)
Proceeds from debt borrowings	-	10,000	-	-	10,000
Capital lease obligations	-	-	(15)	-	(15)
Stock options exercised	3,077	-	-	-	3,077
Repurchase of common shares	(27,289)	-	-	-	(27,289)
Excess tax benefits from stock-based payments	246	-	-	-	246
Net cash (used in) provided by financing activities:	(29,835)	10,000	(15)	-	(19,850)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(864)	2,178	973	-	2,287
CASH AND CASH EQUIVALENTS, beginning of period	1,352	(243)	12,634	-	13,743
CASH AND CASH EQUIVALENTS, end of period	$ 488	$ 1,935	$ 13,607	$ -	$ 16,030

Condensed Consolidating Statements of Cash Flows

	Three Months Ended March 31, 2005
	Core		Other
(In thousands)	Laboratories N.V.	Core	Subsidiaries
	(Parent/	Laboratories L.P.	(Non-	Consolidating	Consolidated
	Guarantor)	(Issuer)	Guarantors)	Adjustments	Total

Net cash provided by (used in) operating activities:	$ 8,572	$ 775	$ 2,321	$ -	$ 11,668

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	-	(995)	(2,241)	-	(3,236)
Patents and other intangibles	-	(4)	(42)	-	(46)
Proceeds from sale of assets	-	-	112	-	112
Premiums on life insurance	-	-	(143)	-	(143)
Net cash used in investing activities:	-	(999)	(2,314)	-	(3,313)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt	(970)	-	(23)	-	(993)
Proceeds from debt borrowings	-	2,000	-	-	2,000
Debt issuance costs	-	(313)	-	-	(313)
Capital lease obligations	-	-	(79)	-	(79)
Stock options exercised	2,820	-	-	-	2,820
Repurchase of common shares	(10,006)	-	-	-	(10,006)
Net cash (used in) provided by financing activities:	(8,156)	1,687	(102)	-	(6,571)

NET CHANGE IN CASH AND CASH EQUIVALENTS	416	1,463	(95)	-	1,784
CASH AND CASH EQUIVALENTS, beginning of period	848	(121)	15,303	-	16,030
CASH AND CASH EQUIVALENTS, end of period	$ 1,264	$ 1,342	$ 15,208	$ -	$ 17,814

Item 6. Exhibits

Exhibit No.		Exhibit Title	Incorporated by reference from the following documents
31.1	-	Certification of Chief Executive Officer Pursuant to Rule 13a-14 of the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002	Filed herewith
31.2	-	Certification of Chief Financial Officer Pursuant to Rule 13a-14 of the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002	Filed herewith
32.1	-	Certification of Chief Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002	Furnished herewith
32.2	-	Certification of Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002	Furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant, Core Laboratories N.V., has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORE LABORATORIES N.V.
		By:	Core Laboratories International B.V., its
Managing Director

Dated:	May 1, 2006	By:	/s/ Richard L. Bergmark
Richard L. Bergmark
Chief Financial Officer

Exhibit 31.1

I, David M. Demshur, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Core Laboratories N.V. (the "Registrant");

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this report;

4. The Registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the Registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the Registrant's most recent fiscal quarter (the Registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Registrant's internal control over financial reporting; and

5. The Registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant's auditors and the audit committee of the Registrant's board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant's ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant's internal control over financial reporting.

Date: May 1, 2006	By:	/s/ David M. Demshur
David M. Demshur
Chief Executive Officer

Exhibit 31.2

I, Richard L. Bergmark, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Core Laboratories N.V. (the "Registrant");

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this report;

4. The Registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the Registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the Registrant's most recent fiscal quarter (the Registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Registrant's internal control over financial reporting; and

5. The Registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant's auditors and the audit committee of the Registrant's board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant's ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant's internal control over financial reporting.

Date: May 1, 2006	By:	/s/ Richard L. Bergmark
Richard L. Bergmark
Chief Financial Officer

Exhibit 32.1

Certification By

David M. Demshur, Chief Executive Officer

of Core Laboratories N.V.

Pursuant to 18 U.S.C. Section 1350

I, David M. Demshur, Chief Executive Officer of Core Laboratories N.V. (the "Company"), hereby certify that the accompanying report on Form 10-Q for the quarter ended March 31, 2006, filed by the Company with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Report").

I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 1, 2006	/s/ David M. Demshur
Name: David M. Demshur
Title: Chief Executive Officer

Exhibit 32.2

Certification By

Richard L. Bergmark, Chief Financial Officer

of Core Laboratories N.V.

Pursuant to 18 U.S.C. Section 1350

I, Richard L. Bergmark, Chief Financial Officer of Core Laboratories N.V. (the "Company"), hereby certify that the accompanying report on Form 10-Q for the quarter ended March 31, 2006, filed by the Company with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Report").

I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 1, 2006	/s/ Richard L. Bergmark
Name: Richard L. Bergmark
Title: Chief Financial Officer